SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




                       PURSUANT TO SECTION 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report:
                        (Date of earliest event reported)

                                December 10, 1996



                                 Summit Bancorp.
             (Exact name of registrant as specified in its charter)



           NEW JERSEY                1-6451               22-1903313
     (State or other juris-       (Commission           (IRS Employer
    diction of incorporation        File No.)         Identification No.)
        or organization)


                       301 Carnegie Center, P.O. Box 2066,
                        Princeton, New Jersey 08543-2066
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (609) 987-3200


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Item 5.  Other Events.

In a decision filed November 18, 1996, the Superior Court of New Jersey, Appellate Division (the "Appellate Division") affirmed in part and reversed in part the November 7, 1994 decision of the Superior Court of New Jersey, Law Division, Bergen County (the "Trial Court") in Cushman & Wakefield of New Jersey, Inc. v. Alexander Summer Company and United Jersey Bank. Plaintiff brought this action to recover brokerage commissions and punitive damages, alleging tortious interference with contract and tortious interference with prospective economic advantage, alleging that defendant United Jersey Bank (now Summit Bank, a subsidiary of registrant) (the "Bank") utilized plaintiff's services to obtain leases for its new operations center and two branch banks, and that the Bank and the co-defendant, a real estate brokerage proprietorship owned by a director of the Bank, improperly deprived plaintiff of these commissions. The Trial Court found in favor of plaintiff with respect to the two branches and awarded compensatory damages of $131,250, prejudgment interest in the amount of $42,759, and punitive damages in the amount of $400,000. The Trial Court determined that it could not award damages relating to loss of a brokerage commission on the operations center because the Bank leased an adjacent property, not the one shown it by plaintiff. It also stated that it could not consider plaintiff's legal expenses in the award of punitive damages.
The parties cross-appealed.

The Appellate Division affirmed that portion of the Trial Court decision in favor of plaintiff with respect to the two branches and, reversing the Trial Court, also determined that the plaintiff was entitled to damages for loss of the brokerage commission on the operations center (estimated to be between approximately $3.7 million and $4.2 million), and that the Trial Court should consider plaintiff's litigation expenses in the award of punitive damages. The Appellate Division remanded the matter to the Trial Court for further proceedings consistent with its opinion. Defendants are petitioning the Supreme Court of New Jersey for certification to review the determination of the Appellate Division.

The Bank is contractually indemnified by Alexander Summer Company, the co-defendant, against damages and legal expenses arising out of claims by third parties, including plaintiff, for brokerage commissions.


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


                                    SIGNATURE




         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: December 10, 1996                 SUMMIT BANCORP.



                                        By: /s/  Dennis A. Williams
                                           ------------------------------------
                                           Dennis A. Williams
                                           Senior Vice President



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